EXHIBIT 99.1
FOR IMMEDIATE RELEASE

COSTA INC. ANNOUNCES THE MEETING DATE FOR THE SPECIAL MEETING OF
THE SHAREHOLDERS AND THE EXPIRATION OF THE HART–SCOTT–RODINO
WAITING PERIOD IN CONNECTION WITH MERGER

Lincoln, RI – December 30, 2013 (GLOBE NEWSWIRE) – Costa Inc. (NASDAQ: ATX) announced today that its shareholders will vote on its previously-announced merger agreement with a subsidiary of Essilor International SA at a special meeting scheduled for January 30, 2014. Details concerning the merger agreement and related merger as well as the special meeting are set forth in the definitive proxy statement mailed to the Costa Inc. shareholders in connection with the meeting.

Costa Inc. also announced that the review period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the proposed merger, has expired as of 11:59 p.m. on December 27, 2013. Expiration of the HSR waiting period satisfies one of the conditions to the closing of the proposed merger.

Completion of the proposed merger remains subject to approval by Costa Inc.’s shareholders and satisfaction or waiver of certain other conditions.

About Costa Inc.

Costa Inc. owns and manages the Costa and Native Eyewear brands.  Known best for its premium sport sunglasses tailored to those sports enthusiasts who play on the water, the Costa Brand is rapidly expanding into prescription sunglasses and sports apparel.  Likewise, the Native Eyewear brand is becoming the brand of choice for mountain locals and those who aspire to the mountain way of life.  Costa Inc. is the successor company of A.T. Cross.  For more information, visit the Costa Inc. website at www.costabrands.com.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval.  In connection with the proposed transaction, Costa Inc. filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on December 20, 2013 and mailed or otherwise provided to its shareholders other relevant materials (including the definitive proxy statement).  BEFORE MAKING ANY VOTING DECISION, COSTA INC.’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and shareholders may obtain a free copy of the definitive proxy statement and other documents that Costa Inc. files with the SEC from the SEC’s website at www.sec.gov and the company’s website at www.costabrands.com. In addition, the definitive proxy statement and other documents filed by Costa Inc. with the SEC may be obtained from the company free of charge by directing a request to Costa Inc., Attn: Corporate Secretary, 24 Albion Road, Suite 330, Lincoln, Rhode Island, (401) 335-3925.

Participants in Solicitation

Costa Inc. and its directors and executive officers and certain other members of management may be deemed, under SEC rules, to be participants in the solicitation of proxies in connection with the proposed merger. Information concerning such participants is set forth in the definitive proxy statement for Costa Inc.’s special meeting of shareholders, which was filed with the SEC on Schedule 14A on December 20, 2013.  Costa Inc.’s press releases and other information about the company are available at Costa Inc.’s website at www.costabrands.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact or that express our confidence, expectations, objectives, intentions, plans, or strategies or that are about the merger, or otherwise anticipate the future, are forward-looking statements. These forward-looking statements are not guarantees of future performance, and they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. Forward-looking statements contained in this press release speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.